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                                                                     Exhibit 5.1

                        [COUDERT BROTHERS LLP LETTERHEAD]



                                                                 October 9, 2002

Edison Schools Inc.
521 Fifth Avenue, 11th Floor
New York, New York 10017

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Edison Schools Inc., a Delaware corporation (the "Company"), in connection with the preparation of the registration statement of the Company on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration for resale of up to 10,710,973 shares of its Class A Common Stock, $.01 par value per share (the "Shares"), to be issued to the Selling Security Holders upon exercise of the warrants acquired by the Selling Security Holders in connection with the establishment of (i) a revolving credit facility provided to a subsidiary of Edison, and (ii) a credit facility provided to Edison. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

         In so acting, we have examined signed copies of the Registration Statement filed with the SEC on the date hereof. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, (i) the Warrant Agreement for 2,152,959 shares of Class A Common Stock, dated as of July 31, 2002, between the Company and Merrill Lynch Mortgage Capital Inc., and the Warrant for 2,152,959 shares of Class A Common Stock, dated as of July 31, 2002, issued by the Company to Merrill Lynch Mortgage Capital Inc., pursuant thereto; (ii) the Warrant Agreement for 478,435 shares of Class A Common Stock, dated as of July 31, 2002, between the Company and School Services LLC and the Warrant for 478,435 shares of Class A Common Stock, dated as of July 31, 2002, issued by the Company to School Services LLC pursuant thereto; (iii) the Warrant Agreement, for 8,079,579 shares of Class A Common Stock, dated as of July 31, 2002, between the Company and School Services LLC and the Warrant for 8,079,579 shares of Class A Common Stock, dated as of July 31, 2002, issued by the Company to School Services LLC pursuant thereto, and (iv) such other documents as we have deemed necessary or appropriate for purposes of rendering the opinions hereinafter set forth.
         In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity with original documents of all documents submitted to us as copies and the genuineness of the signatures of the respective parties to such documents.



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         Based upon and subject to the foregoing, we are of the opinion that, when issued upon the due exercise of the Warrants in accordance with the respective Warrant Agreements, the Shares will be duly authorized, validly issued, and upon payment of the exercise price therefor, as set forth in the Warrants, fully paid and non-assessable.

         It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

         We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus under the caption "Legal Opinions."



                                                        Very truly yours,


                                                        /s/ Coudert Brothers LLP
                                                        ------------------------
                                                        Coudert Brothers LLP




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